Exhibit 99.1

United States 12 Month Natural Gas Fund, LP

Monthly Account Statement

For the Month Ended January 31, 2025

Statement of Income (Loss)
Income
Realized Trading Gain (Loss) on Commodity Futures	$562,691
Unrealized Gain (Loss) on Market Value of Commodity Futures	(229,011)
Dividend Income	40,318
Interest Income	27,229
ETF Transaction Fees	1,400
Total Income (Loss)	$402,627

Expenses
General Partner Management Fees	$9,570
Professional Fees	12,521
Brokerage Commissions	590
Directors' Fees and insurance	497
License fees	767
Total Expenses	23,945
Net Income (Loss)	$378,682

Statement of Changes in Net Asset Value
Net Asset Value Beginning of Month 1/1/25	$18,672,121
Withdrawals (400,000 Shares)	(3,432,215)
Net Income (Loss)	378,682

Net Asset Value End of Month	$15,618,588
Net Asset Value Per Share (1,900,000 Shares)	$8.22

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended January 31, 2025 is accurate and complete.

/s/ Stuart P. Crumbaugh
Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1850 Mt. Diablo Boulevard, Suite 640

Walnut Creek, CA 94596